Exhibit 99.1

Finjan Mobile Launches VitalSecurityVPN Mobile Browser for Apple and Android

First full-featured mobile browser, integrated VPN, private and transparent browsing

EAST PALO ALTO, CA – 09/06/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that its subsidiary Finjan Mobile, Inc. has released VitalSecurity™ Gen 4.0 Secure Mobile Browser (VitalSecurityVPNTM). Designed for ease of use, VitalSecurityVPN is the first fully functional browser with an integrated VPN for use on Apple and Android platforms, as well as a unique combination of cutting-edge security and privacy features including alerts about suspicious or dangerous web pages, ability to opt out of tracking data, and biometric access.

“Information from online service providers has historically been hard to come by and consumers are often unaware of the sacrifices to personal data and security when simply searching the internet from their mobile devices. VitalSecurityVPN is a culmination of two years of internal R&D, the integration of Finjan’s enterprise-grade technology and listening to our customers’ feedback. We are proud of our end-product,” said Phil Hartstein, Finjan Holdings’ President and CEO. “With VitalSecurityVPN, users not only have the most reliable internet connection available, but also a host of browser privacy and security tools that puts transparency and control back into their hands.”

Finjan is pleased to announce that in conjunction with this launch, a leading U.S. mobile service provider will be preloading VitalSecurityVPN onto select Android devices.

The browser’s privacy and security features, made possible through Finjan’s patented, enterprise-grade technology, enable full transparency of the browsing experience while guarding a user’s privacy without collecting any personal data. Key features include:

•	Integrated VPN will allow users to connect to virtual locations worldwide

•	Traffic is encrypted and users’ location is masked from other apps and websites

•	Passcode and opt-in biometric Touch ID security

•	Complete browser functionality including tabs, history, and bookmarks

•	Tracker detection and blocking allow users to effortlessly identify and turn off unwanted trackers on any web page in four categories (Advertising, Analytics, Content, and Social)

•	Virus scanning and security reporting that alerts users to the safety level of every web page visited in three categories (Safe, Suspicious, Danger)

The App is available for download on the IOS and Android platforms in the iTunes and Google Play stores and the VPN can be downloaded for Mac and Windows on FinjanMobile.com. The VPN is free for use of up to 1GB of VPN data per month.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, timing of redemption of shares of preferred stock, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com